UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 20, 2018

Commission File Number:  00052886

EASTGATE BIOTECH CORP.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

87-0639378

(IRS Employer Identification No.)

2203-65 Harbour Square | Toronto, Ontario | Canada M5J 2L4

(Address of principal executive offices)

(647) 692-0652

(Registrant's Telephone number)

__________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On April 20, 2018, EastGate Biotech Corp. (the “Company”) issued a $450,000 (the “Note”).   The Note shall be due on July 20, 2018, or such later date as may be negotiated by the parties in good faith.  The Note does not bear interest and may be convertible into common stock of the Company prior to maturity at a conversion price as may be negotiated by the parties in good faith.  The holder has the right to demand repayment of $150,000 of the principal 60 days after the issuance date.  Following a default and lapse of a ten-business day cure period, the holder shall have the option to convert all amounts due under the note at an 80% discount to the volume weighted average price of the common stock during the cure period.

In connection with the Note, the Company issued to the lender warrants to purchase an aggregate of 45,000,000 shares of its common stock, consisting of (i) a warrant to purchase 9,000,000 shares to be issued on each of May 20, 2018, June 20, 2018, and July 20, 2019 (collectively the “Series A Warrants”) and (ii) a Warrant to purchase 18,000,000 shares to be issued on the Maturity Date (the “Series B Warrant”) and, together with the Series A Warrants, the “Warrants”).  The Series A Warrants shall have an exercise price of $0.0045 per share and the Series B Warrants shall have an exercise price equal to a 30% premium to the closing price of the common stock on the Maturity Date.

The Principal Amount of $450,000 outstanding at any time, and from time to time, under this Note shall bear no interest.

The Company agrees to issue Warrants to the Lender (or as directed by the Lender) as part of the Borrower’s Obligations.  The schedule of warrants issued will be: (i) Nine (9) million warrants to be issued at the end of 30 days from the receipt of Principal Amount, and every 30 days thereafter until the Maturity Date, (ii) Warrants mentioned in (i) will grant the Lender, if exercised in part or in full, twenty seven (27) million common stock at $0.0045 per share, (iii) Further to the warrants issued from part (i), an additional eighteen (18) million common stock purchase warrants will be issued on the Maturity Date, which will allow the Lender, if exercised, in part or in full, to purchase 18,000,000 common stock at a thirty (30) percent premium on the closing bid purchase price on the Maturity Date.

The foregoing descriptions of the Note, Series A Warrants and Series B Warrant are not complete and are qualified in their entireties by reference to the full text of the form of Note, the form of Series A Warrant and Form of Series B Warrant, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Report and are incorporated by reference herein.

The proceeds from the note shall be used for potential corporate transaction and general working capital.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

The Note, Warrants and shares of common stock issuable upon conversion of the Note and exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4 (a)(2) promulgated under the Securities Act.

Item 9.01  Exhibits.

(d) Exhibits.

10.1  Form of Note

10.2  Form of Series A Warrant

10.3  Form of Series B Warrant

(Signature Page Follows)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGate Biotech Corp.

(Registrant)

Date:  May 4, 2018

      By: /s/ Anna Gluskin

                                                             Title: Chairman and Chief Executive Officer